UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2011

TODA INTERNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Cayman Island	000-52346	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Dalian TOFA New Materials Development Co, Ltd. No. 18-2-401 Gangjing Garden, Dandong Street, Zhongshan District Dalian, Liaoning Province People’s Republic of China	116001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (411) 8278-9758

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Anthony Zhang tendered his resignation as Chief Financial Officer and Secretary of TODA International Holdings, Inc., a Cayman Islands company (“TODA” or the “Company”), which resignation was accepted by the Board of Directors on December 29, 2011, effective immediately.  Also, on December 29, 2011, the Board of Directors of the Company appointed Ms. Yue Kou as Chief Financial Officer of the Company, effective immediately.

Ms. Kou, 38, has served as an independent consultant to the Company and its subsidiaries since October 2009, assisting with the preparation of its financial statements and regulatory filings.  Ms. Kou served as Chief Financial Officer of Dragon Jade International Limited from August 2008 until November 2011 and as Chief Financial Officer of KASH Strategic Ltd. From February 2006 until November 2011.  She was the financial manager of China Broadcasting Holding Ltd., a listed company in Hong Kong from 2002 until 2006. From 1996 to 2002, she held senior management positions in several accounting firms in Hong Kong and China.  She is a member of professional accounting groups HKICPA, ACCA and CICPA.  Ms. Kou received a B.S. degree in Business Administration from the Tianjin Finance and Economic University, a Masters degree in Accountancy from the Chinese University of Hong Kong and a Masters degree in Banking from the City University of Hong Kong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TODA INTERNATIONAL HOLDINGS INC.

Date: January 3, 2012	By:	/s/ Chuan-Tao Zheng
Chuan-Tao Zheng President and Chief Executive Officer